                                                                     EXHIBIT 2.1

                             SUBSCRIPTION AGREEMENT
                             ----------------------

         THIS SUBSCRIPTION AGREEMENT, made and entered into as of the 28th day of October, 1996, by and between RHO COMPANY, INC., a Washington corporation, having its principal office at 4002 - 148th Street N.E., Redmond, WA 98052 (the "Company") and J. SCOTT ERBE ("Erbe"), an individual residing at 7701 NE 8th, Medina, WA 98039,

                        A

                                N

                                        D

COMFORCE CORPORATION, a Delaware corporation ("COMFORCE"), and COMFORCE TECHNICAL SERVICES, INC., a Delaware corporation (the "Buyer"), both of which have their principal offices at 2001 Marcus Avenue, Lake Success, NY 11042,

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Company is authorized to issue 50,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), of which 49,999.99 shares are issued and outstanding; and

         WHEREAS, COMFORCE owns all of the issued and outstanding stock of the Buyer ("COMFORCE Stock"); and

         WHEREAS, Erbe and James Ratcliff (the "Shareholders") are the sole shareholders of the Company; and

         WHEREAS, Buyer wishes to purchase from the Company and the Company desires to issue to Buyer the Company Common Stock in accordance with and subject to the terms hereof; and

         WHEREAS, Ratcliff and the Company have this day executed and delivered a Stock Sale and Termination Agreement (the "Ratcliff Agreement") whereby, among other things, Ratcliff has agreed to sell his shares of Company Common Stock to the Company and to terminate his employment with the Company;

         NOW, THEREFORE, in consideration of the promises, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       PURCHASE OF STOCK BY BUYER.
         --------------------------

         1.1      Purchase of Stock by Buyer. Upon the terms and subject to the
                  --------------------------
conditions set forth in this Agreement, on the Closing Date (as defined herein), Buyer shall contribute to the Company,(a) Fourteen Million Eight Hundred Thousand Dollars ($14,800,000) in immediately available funds paid in accordance with the written instructions of the Company, and (b) a Contingent Payment Certificate (the "Contingent Certificate") of COMFORCE in th form attached as
Exhibit 1.1 that entitles its holder, subject to the conditions set forth
-----------
therein, to receive an aggregate number of shares of COMFORCE Stock that is the highest whole number of shares of COMFORCE Stock that has an aggregate value not greater than Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($3,333,333), said value to be determined based on the average closing price of said stock as quoted on the American Stock Exchange on each of the twenty (20) consecutive business days ending on the third (3rd) business day occurring immediately prior to the Closing Date. In consideration for such contribution, the Company shall issue 101,000 shares of Company Common Stock to Buyer.

         1.2      Evidence of Stock Ownership. On the Closing Date, the Company
                  ---------------------------
shall deliver to the Buyer a certificate or certificates representing the Company Common Stock issuable by the Company pursuant to Section 1.1 hereof.

         1.3      Earnest Money.
                  -------------

                  (a) Buyer has paid on behalf of the Company to Ratcliff the sum of $566,667 (the "Ratcliff Earnest Money") which has been used to pay the Initial Payment payable to Ratcliff under the Ratcliff Agreement.

                  (b) Buyer has delivered to Miller, Nash, Wiener, Hager & Carlsen (the "Escrow Agent"), to be held under and disbursed in accordance with an Earnest Money Escrow Agreement (the "Earnest Money Escrow Agreement") of even date herewith between the Company, Buyer and the Escrow Agent, Five Hundred Thousand Dollars ($500,000) (together with interest accrued thereon through the Closing or termination of this Agreement, the "Company Earnest Money"). If the Company Earnest Money is distributed to the Company in accordance with the Earnest Money Escrow Agreement, it shall be invested in an interest bearing account at a financial institution acceptable to Buyer and held, applied and/or distributed as provided in subsection (c) of this Section.

                  (c) In the event the transactions contemplated by this Agreement shall close, Buyer shall receive credit against the purchase price of stock in the Company to be purchased by Buyer in the full amount of the Ratcliff Earnest Money and the Company Earnest Money. If the transactions contemplated by this Agreement fail to close for any reason other than a breach of or material misrepresentation in this Agreement by the Company or Erbe, the Company shall be entitled to retain the Company Earnest Money and shall not be obligated to return the Ratcliff Earnest Money, all of which shall constitute liquidated damages and not a penalty. If the transactions contemplated by this Agreement fail to close as a result of a breach of or material misrepresentation in this Agreement by the Company or Erbe, the Company shall promptly repay to Buyer the amount of the Ratcliff Earnest Money and the Company Earnest Money.

II.      CONCURRENT TRANSACTIONS
         -----------------------

         2.1      Sale of Common Stock by Erbe. On the Closing Date, subject to
                  ----------------------------
the conditions set forth in this Agreement, Erbe shall sell, assign, transfer and convey to the Company 33,333.33 shares of Company Common Stock, representing all of the stock of the Company owned by him, and in consideration therefor, the Company shall (a) pay to or at the direction of Erbe in immediately available funds the sum of Three Million Three Hundred Ninety-One Thousand Three Hundred Thirty-Three Dollars ($3,391,333) and (b) deliver to Erbe the Contingent Certificate.

         2.2      Sale of Common Stock by Ratcliff. On the Closing Date, subject
                  --------------------------------
to the conditions set forth herein, the Company shall consummate the purchase of Company Common Stock from Ratcliff pursuant to the Ratcliff Agreement.

         2.3      Conveyance of Common Stock to the Company. On the Closing
                  -----------------------------------------
Date, Erbe shall deliver to the Company the certificates evidencing the shares of Company Common Stock he owns accompanied by stock power(s) duly endorsed in blank and shall execute and deliver an instrument in form satisfactory to Buyer whereby he terminates his rights under the Stock Redemption and Purchase Agreement dated as of February 6, 1991 among the Company, Erbe and Ratcliff.

         2.4      Repayment of Certain Debt Obligations. A portion of the cash
                  -------------------------------------
contributed to the Company by Buyer shall be used by the Company to repay in their entirety the promissory notes (the "Cash Payoff Notes") to Barbara L. Ratcliff and Erbe described in the Financial Statements.

         2.5      Tax Distribution. Immediately prior to the Closing, the
                  ----------------
Company Common Stock in an amount that in the aggregate does not exceed the lesser of (a) __________________ Dollars ($__________) or (b) the aggregate estimated income tax liability of the Shareholders with respect to income of the Company for the tax year or partial tax year ending immediately prior to the Closing Date.

III.     CLOSING DATE
         ------------

         3.1      Closing Date. The closing with respect to the transactions
                  ------------
provided for in this Agreement (the "Closing") shall take place at 2001 Marcus Avenue, Lake Success, New York at 10 o'clock a.m. local time on the earlier of
(a) the date five (5) business days after COMFORCE completes an underwritten public offering of its Common Stock, it being understood that COMFORCE contemplates closing said offering between December 15, 1996 and January 15, 1997, (b) February 28, 1997, or (c) at such other place or on such other date as the parties hereto may mutually agree (the "Closing Date").

IV.      REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
         ------------------------------------------------
          SHAREHOLDERS.
          ------------

         The Seller and Erbe hereby represent and warrant to the Buyer as follows:

         4.1      Organization; Power; Good Standing. The Company is a
                  ----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder. The copies of the Articles of Incorporation and Bylaws of the Company, as amended as of the date hereof, which have been delivered by the Company to the Buyer, are complete and correct. The Company is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed in Section 4.1 of the Disclosure Schedule (the "Disclosure
                        --------------------------------------
Schedule") that has been executed and delivered by the parties concurrently with the execution and delivery of this Agreement and the Company has not failed to qualify in any other jurisdiction in which property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         4.2      Subsidiaries; Names; Capital Stock; Officers and Directors.
                  ----------------------------------------------------------

                  (a)      Company has no subsidiaries.

                  (b) The Company has not used any name for itself or its operations since January 1, 1991 other than Rho Company, Inc. and the other names set forth in Section 4.2(b) of the Disclosure Schedule.
                   -----------------------------------------

                  (c) The authorized capital stock of the Company consists of 50,000 shares of common stock, $1.00 par value, 49,999.99 shares of which are outstanding. All of such outstanding shares are owned by the Shareholders as set forth in Section 4.2(c) of the Disclosure Schedule and have been duly issued,
         -----------------------------------------
fully paid for and are non-assessable. The Company holds no shares of its common stock in its treasury. Except as set forth in Section 4.2(c) of the Disclosure
                                              --------------------------------
Schedule, there are no outstanding or authorized subscriptions, options,
--------
warrants, calls, rights, commitments or any other agreements of any character obligating the Company to issue any additional shares of its common stock or any securities convertible into or evidencing the right to subscribe for any shares of its common stock, nor are there any voting trusts or any other agreements or understandings with respect to the voting common stock of the Company.

                  (d)      Section 4.2(d) of the Disclosure Schedule sets out a
                           -----------------------------------------
true and complete list of the officers and directors of the Company.

                  (e) Any and all Company Common Stock issuable to Buyer hereunder shall, when issued in accordance with the terms hereof, be duly authorized, fully paid and non-assessable.

                  (f) The shareholders of the Company have held a meeting and authorized the amendment of the Company's Articles of Incorporation to change the capital structure to consist of 1,000,000 shares of common stock, $1 par value (the "Amendment"), and the Company has received all consents necessary so that it can file the Amendment in connection with the transactions contemplated by this Agreement.

         4.3      Authority Relative to Agreement. The execution, delivery and
                  -------------------------------
performance by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party have been duly and effectively authorized by all necessary corporate action by the Company. This Agreement and the other agreements contemplated hereby to which they are parties have been duly executed by the Company and Erbe and are valid, legally binding and enforceable obligations of the Company and Erbe.

         4.4      Effect of Agreement. Except as set forth in Section 4.4 of the
                  -------------------                         ------------------
Disclosure Schedule, the execution, delivery and performance of this Agreement
-------------------
by the Company and Erbe and the consummation of the transactions contemplated hereby will not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association or public authority; (ii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law or statute or any rule, regulation, order, award, judgment or decree of any court or governmental authority applicable to the Company or Erbe; or (iii) with or without the giving of notice, the passage of time, or both conflict with or result in a breach or termination of any provision of, accelerate the performance or maturity of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company or upon any of Company Common Stock pursuant to any corporate charter, bylaw, indenture, note, bond, mortgage, deed of trust, lease, contract, permit, agreement or other instrument, or any order judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Company or Erbe is a party, or by which the Company or Erbe or any of their respective assets may be bound.

         4.5      Financial Statements. The audited balance sheets as of
                  --------------------
December 31, 1995 and September 30, 1996 (the "Balance Sheet Date"), the audited statements of income and retained deficit for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, the audited statements of cash flows for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, the unaudited statements of income and retained deficit and cash flows for the nine months ended September 30, 1995, and the footnotes to financial statements, all as set forth in Section 4.5 of the Disclosure
                                          -----------------------------
Schedule, are in accordance with the books and records of the Company, are
--------
complete and correct in all material respects, fairly present the financial position and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior years. The audited balance sheet for the years ended 1993, 1994 and 1995 and the statements of income and retained earnings for the same periods and the unaudited balance sheet and statement of income and retained earnings for the _______ months ended on the Balance Sheet Date, described above, are collectively referred to herein as the "Financial Statements."

         4.6      Undisclosed Liabilities. Except as and to the extent disclosed
                  -----------------------
therein, the Company has, at the date of the Financial Statements, no liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, whether or not such liabilities or obligations would have been required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles. Neither the Company nor Erbe knows or has any reasonable grounds to know of any basis, as of the date of the Financial Statements, for assertion against the Company of any claim or liability of any nature in any amount not fully disclosed in the Financial Statements.

         4.7      Absence of Certain Changes or Events. Since the Balance Sheet
                  ------------------------------------
Date, in conducting its business and affairs, including but not limited to use and operation of the Company's assets, the Company has not:

                  (a) incurred any obligation or liability (contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a material adverse effect on the Company's financial condition or results of operations and (ii) obligations under contracts, agreements, leases and easements described in Section 4.7(a) of the Disclosure
                                              --------------------------------
Schedule, the performance of which will not, individually or in the aggregate,
--------
have a material adverse effect on the Company's financial condition or results of operations;

                  (b) discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise), except (i) current liabilities included in the Financial Statements, (ii) current liabilities that have been incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practices in all material respects and (iii) scheduled payments pursuant to obligations under contracts, agreements, leases and easements described in Section 4.7(a) of the Disclosure Schedule;
                           -----------------------------------------

                  (c) mortgaged, pledged or subjected to any lien, charge, security interest or to any other encumbrance any of the assets of the Company (whether tangible or intangible);

                  (d) made any material additions to, sold, assigned, transferred, conveyed, leased or otherwise disposed of, or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of its assets or properties, except for fair consideration in the ordinary course of business;

                  (e) canceled or compromised any debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

                  (f) waived or released any rights, whether or not in the ordinary course of business;

                  (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, copyrights, or with respect to any know-how;

                  (h) made or granted any general wage or salary increase or entered into any employment contract with any officer or employee involving an annual basic rate of compensation in excess of $50,000 or a period of employment of more than thirty days;

                  (i) entered into any transaction, contract or commitment other than in the ordinary course of business;

                  (j) made any capital expenditure or entered into any commitment therefor which, individually, exceeds $10,000;

                  (k) suffered any material casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (l) suffered any material adverse change in its operations, earnings, assets, liabilities, properties, business or prospects or in its condition, financial or otherwise;

                  (m) declared any dividend or made any payment or other distribution in respect of the Company's capital stock to its shareholders;

                  (n) purchased, redeemed, issued, sold or otherwise acquired or disposed of any of its shares of capital stock or any evidence of its indebtedness or other of its securities or granted any options, warrants or other rights to purchase or convert any obligation into any shares of capital stock or any evidence of indebtedness or other securities of the Company;

                  (o) made any charitable contribution not in accordance with past practice or entered into any commitment therefor;

                  (p) lost any supplier or suppliers which loss or losses, individually or in the aggregate, has or may have a material adverse effect on the results of operations of the Company;

                  (q) lost any customer or customers which loss or losses, individually or in the aggregate, has or may have a material adverse effect on the results of operations of the Company; or

                  (r) introduced any material change with respect to the operation of its business, including its method of accounting, whether by act or by lapse of time or attention.

         4.8      Tax Matters. The Company has duly filed with the appropriate
                  -----------
United States, state and local governmental agencies, and with the appropriate foreign countries and political subdivisions thereof, all tax returns and reports required to be filed; such returns and reports are accurate and complete; and the Company has paid in full or made adequate provisions for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing. The Company has made all withholdings of tax required to be made under all applicable United States, state and local tax regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. The provisions for income taxes payable reflected in the Financial Statements are adequate. The United States income tax liabilities of the Company have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes of limitations) and finally determined and fully paid for all fiscal years prior to and including the fiscal year ended December 31, 199__. Except as described in Section 4.8 of
                                                                 --------------
the Disclosure Schedule, the Company has not executed or filed with the Internal
-----------------------
Revenue Service or any other taxing authority, domestic or foreign, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes. Except as described in Section
                                                                         -------
4.8 of the Disclosure Schedule, the Company is not a party to any pending action
------------------------------
or proceeding, nor is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes and no claim for assessment or collection of taxes has been asserted against the Company.

         4.9      Title of Shareholders to Shares; Title to Properties; Absence
                  -------------------------------------------------------------
                  of Liens and Encumbrances; Leases.
                  ---------------------------------

                  (a) Except as set forth in Section 4.9 of the Disclosure Schedule, the Shareholders are the owners of all of the outstanding shares of Company Common Stock. Erbe and, to the best of the Company's and Erbe's knowledge, Ratcliff own all of their respective shares of the Company Common Stock free and clear of any and all liens, claims, charges, security interests, encumbrances and restrictions of any kind whatsoever ("Liens") or other obligations or commitments, and the issued and outstanding shares of Company Common Stock have been duly authorized and are fully paid and non-assessable. Upon delivery by Erbe of those shares he owns to the Company in accordance herewith, the Company shall receive the shares free of Liens.

                  (b) The Company owns no real property and has good title to all of its personal property and assets, tangible and intangible (including all property reflected in the Financial Statements or in Section 4.10 of the
                                                         -------------------
Disclosure Schedule), free and clear of all Liens. Upon delivery of the stock
-------------------
certificates representing said shares together with stock powers as described in
Section 1.2 hereof, Buyer will have good title to the shares purchased by Buyer hereunder (the "Purchase Shares") free and clear of any Liens or claims of others, other than those created by Buyer.

         4.10     List of Properties, Contracts and Other Data. Section 4.10 of
                  --------------------------------------------  ---------------
the Disclosure Schedule is a correct and complete list setting forth the
-----------------------
following information with respect to the assets of the Company (indicating in each case, where appropriate, whether or not the consent by a third party is required in connection with the sale of the Purchase Shares to the Buyer):

                  (a) all leases and easements of real property to which the Company is a party and belonging to or used in its business, and a brief description of the principal buildings and structures located thereon and the equipment located therein, with the annual rental rate of each lease and easement, the termination date of each lease and easement and the conditions of renewal thereof being given in each case;

                  (b) all rights, licenses, leases of personal property, permits, franchises, concessions, certificates of public convenience and the like to which the Company is a party and belonging to or used in its business, together with a brief description of the terms thereof;

                  (c) (i) all United States and foreign patents, trademarks and trade names, trademark and trade name registrations, copyrights and copyright registrations, unexpired as of the date hereof, all United States and foreign applications pending for patents, for trademark or trade name registrations, or for copyright registrations, and all trademarks, trade names in use by the Company, all of the foregoing belonging to or used in its business and being owned in whole or in part as noted thereon by the Company and (ii) all licenses granted by or to the Company (with the exception of licenses relating to off-the-shelf software) and all other material agreements to which the Company is a party, which relate in whole or in part to any items of the categories mentioned in clause (i) above or to any other proprietary rights belonging to or used in its business, whether owned by the Company or otherwise;

                  (d) all policies of insurance in force (with a notation as to the status of premiums paid thereon) with respect to the Company, including without limitation those covering its properties, buildings, machinery, equipment, fixtures, public liability and operations;

                  (e) all existing contracts and commitments belonging to or used in the Company's business (including loan agreements, credit agreements and security agreements) to which the Company is a party or by which the Company or any of its properties or assets is bound, except (i) contracts or commitments involving the payment by or to the Company of less than $5,000 with respect to any one contract or commitment or $20,000 with respect to any related group of contracts or commitments, (ii) contracts or commitments terminable by the Company without liability or expense on thirty days' notice or less, and (iii) contracts or commitments for the purchase or sale of merchandise or services entered into in the ordinary course of business, the performance of which by the Company will extend over a period of less than three months and which will not individually or in the aggregate, have any material adverse effect on the financial condition or results of operations of the Company;

                  (f) all collective bargaining agreements, pension plans, employment and consulting agreements, executive compensation plans, bonus plans, incentive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans and hospitalization insurance or other plans or arrangements providing for benefits for employees or former employees of the Company (indicating, with respect to each of the individuals named pursuant to subparagraph (h) below, the amount received in the year ended December 31, 1996 under each such agreement, plan or arrangement);

                  (g) the names and current annual salary rates of all present directors and officers of the Company and the names and current annual salary rates of all employees of the Company whose current basic annual salary rate (exclusive of sales commissions and bonuses) is $50,000 or more;

                  (h) the names of all retired employees of the Company who are receiving or are entitled to receive any unfunded pensions not covered by any pension plan to which the Company is a party, their ages and their current annual unfunded pension rates;

                  (i) the name of each bank or other financial institution from which credit commitments to the Company are outstanding, together with a brief description of such commitments; and

                  (j) the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

         True and complete copies of all documents, including all amendments thereto, referred to in such list have been delivered to the Buyer. All documents, rights, obligations and commitments referred to in such list are valid and enforceable in accordance with their terms for the periods stated therein and there is not under any of them any existing breach, default, event of default or event which with the giving of notice or lapse of time, or both, would constitute a default nor had any party thereto given notice of or made a claim with respect to any breach or default. To the best knowledge of the Company and Erbe, there are no existing laws, regulations or decrees, which adversely affect any of such documents, rights, obligations or commitments. None of the contracts referenced or listed on Schedule 4.10 was obtained or executed based in whole or in part on the fact or representation that the Company is a minority or woman owned or operated business or a small business enterprise as those or similar terms are defined by Federal or state statutes or regulations.

         4.11     Litigation. Except as disclosed in Section 4.11 of the
                  ----------                         -------------------
Disclosure Schedule, there are no claims, actions, suits, proceedings or
-------------------
investigations pending or threatened against or affecting the Company at law or in equity or in admiralty, or before or by any federal, state, municipal or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, United States or foreign, nor does the Company or Erbe know of any facts which would provide a basis for any such claim, action, suit, proceeding or investigation. Except for the McDonnell Douglas litigation which involves a claim of approximately $300,000, no claim, action, suit, proceeding or investigation described in Disclosure Schedule 4.11 could, if adversely
                              ------------------------
decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings or business of the Company.

         4.12     Labor Matters. Except as disclosed in Section 4.12 of the
                  -------------                         -------------------
Disclosure Schedule, there are no controversies pending or threatened between
-------------------
the Company and any of its employees and the Company has not taken or failed to take any action which would provide a reasonable basis for any such controversy. There are no proceedings now pending nor, to Company's or Shareholders' knowledge or belief, threatened against the Company before the National Labor Relations Board, any state department of labor, any state commission on human rights, the Equal Employment Opportunity Commission or any other local, state or federal agencies having jurisdiction over employee rights with respect to hiring, tenure or conditions of employment, nor have there been any such proceedings since January 1, 1993. The Company has complied with respect to all employees, including without limitation staff employees and those chargeable to others, with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. All non-exempt employees have been paid appropriate and correct premium wages where applicable. All exempt employees have been properly designated as such in accordance with applicable law and all payments and reimbursements to employees for moving, meals, incidental or lodging expenses (commonly known as per diem payments) have been in accordance with applicable tax and labor laws. There have been no payments to employees or employees chargeable to others as consultants or independent contractors within the past three (3) years with the exception of those listed on Section 4.12 of the
                                                      -------------------
Disclosure Schedule. To the best of Company's and Erbe's knowledge, there are no
-------------------
present employees of the Company who will not be available for employment by the Buyer on substantially the same terms and conditions as they are presently employed by the Company. There are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         4.13     Patents; Trademarks; Intellectual Property Rights. The Company
                  -------------------------------------------------
has protected by way of trademark, trade name or otherwise the names set forth in Section 4.13 of the Disclosure Schedule. Sections 4.10 and 4.13 of the
   ---------------------------------------  -----------------------------
Disclosure Schedule list all patents, trademarks, trade names, copyrights,
-------------------
registrations, and, except for licenses relating to off-the-shelf software, computer hardware and software, necessary for the conduct of the Company's business as now conducted. Except as described in Sections 4.10 or 4.13 of the
                                                  ----------------------------
Disclosure Schedule, all such rights owned by the Company are in good standing,
-------------------
are valid and enforceable and are free from any default on the part of the Company. The Company is not a licensor of any patents, trademarks, trade secrets, registrations, applications, technical information, data, formulae, computer hardware and software or proprietary know-how ("Intellectual Property Rights") nor is the Company violating the Intellectual Property Rights of others. No director, officer or employee of the Company owns, directly or indirectly, in whole or in part, any of the Intellectual Property Rights or interests therein which the Company has used, is presently using, or the use of which is necessary for the Company's business as now conducted.

         4.14     Assets. The tangible personal property of the Company is in
                  ------
good operating condition, normal wear and tear excepted, and are fit for their intended purpose. There are no actions pending or threatened or consent decrees, orders or agreements entered by the United States, any state or local regulatory agency or court with respect to the compliance of such property with applicable laws, statutes, ordinances or regulations, including, without limitation, the Environmental Laws (as that term is defined in Section 4.23 hereto).

         4.15     Insurance.
                  ---------

                  (a) All insurable properties of the Company belonging to or used in its business are adequately insured for the Company's benefit against all risks usually insured against by persons owning or operating similar properties in the localities where such properties are located, all under valid and enforceable policies insured by insurers of recognized responsibility.

                  (b) The Company is adequately insured, for its benefit, against all product liability claims relating to products manufactured, fabricated, sold or delivered by it to the same extent that the risks of such claims are insured against by persons manufacturing, fabricating, selling or delivering similar products, all under valid and enforceable policies insured by insurers of recognized responsibility.

         4.16     Trade Notes and Accounts Receivable and Trade Notes and
                  -------------------------------------------------------
                  Account Payable.
                  ---------------

                  (a) The trade notes and accounts receivable of the Company reflected on the Financial Statements and all trade notes and accounts receivable arising thereafter and prior to the

Closing Date arose and will arise from bona fide transactions in the ordinary course of business of the Company, and are (except for normal claims and allowances which are consistent with the Company's past experience and which in the aggregate are not material) current and fully collectible, less the applicable allowance for doubtful accounts.

                  (b) The trade notes and accounts payable of the Company reflected on the Financial Statements and all trade notes and accounts payable arising thereafter and prior to the Closing Date arose and will arise from bona fide transactions in the ordinary course of business of the Company and were paid or are not yet due and payable.

         4.17     Licenses; Permits; Authorizations. Section 4.17 of the
                  ---------------------------------  -------------------
Disclosure Schedule is a schedule of all approvals, authorizations, consents,
-------------------
licenses, orders and permits (except for sales and use tax permits and franchise tax regulations) of all governmental agencies, whether United States, state or local, or foreign, required by the nature of the business conducted by the Company to permit the continued operation of such business in the manner in which it was conducted as of the date hereof (indicating in each case, where appropriate, whether or not the consent by a third party to the transfer to the Buyer is required and the expiration date of any governmental approvals). The Company has all material approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether United States, state, local or foreign, required to permit the operation of the Company's business as presently conducted and the Company's business is and has been operated in all material respects in compliance therewith.

         4.18     Compliance with Applicable Law. The conduct of the Company's
                  ------------------------------
business does not violate or infringe any domestic or foreign laws, statutes, ordinances or regulations or any right or patent, trademark, trade name, copyright, know-how or other proprietary right of third parties, the enforcement of which would adversely affect the Company's business or the value of its properties and assets.

         4.19     Pension and Employee Benefit Plans.
                  ----------------------------------

                  (a) The Company is not a party to and has not contributed to any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or employee welfare benefit plans (as defined in Section 3(1) of ERISA and including, in each case, multi-employer plans) or any incentive, bonus, profit sharing, deferred compensation, stock option, stock purchase plan or agreement, severance, termination or other compensation plan or arrangement, or any other material employee fringe benefit plans presently maintained by, or contributed to by the Company or any current Affiliate, as defined below, except those described on Section 4.10 of the Disclosure Schedule. The Company's pension
             ---------------------------------------
plans that are intended to be income tax qualified (the "Plans") are duly qualified under Section 401 of the Internal Revenue Code (the "Code"), all reports and actions required to be taken in connection with such Plans have been so taken, there have been no reportable events or prohibited transactions in connection with such Plans nor any termination or partial termination with respect thereto or to any other plan maintained by the Company or by an entity controlling, controlled by or under common control with, the Company.

                  (b) A true and complete copy of (1) each Plan and any related agreement, and (2) all summary plan descriptions, (3) the most recent annual report, (4) the most recent actuarial valuation (if applicable), (5) any other financial statements or disclosures, and (6) the most recent determination letter received from the Internal Revenue Service (if applicable), with respect to any Plan, has been furnished to the Buyer.

                  (c) The Company, each current Affiliate and each of the Plans, are in compliance in all material respects with the applicable provisions of ERISA, and those provisions of the Code applicable to Plans.

                  (d) Except as may be disclosed on the Balance Sheet, neither the Company nor any current Affiliate has any liability with respect to any Plan that is not fully reflected in the materials delivered to Buyers pursuant to subsection (b), nor is any asset of the Company or any current Affiliate subject to any lien under Code Section 401(a)(29), ERISA Section 302(f) or Code Section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b).

                  (e) Neither the Company or any other employer (an "Affiliate") that is, or was at any time after September 2, 1974, together with the Company, treated as a "single employer" under section 414(b), 414(c) or 414(m) of the Code incurred any liability which could subject any of the parties to this Agreement to material liability under Section 4062, 4063 or 4064 of ERISA.

                  (f) Neither the Company nor any current Affiliate is required to contribute to any multiemployer plan, within the meaning of Section 4001(a)(3) or ERISA. Neither the Company nor any Affiliate, while an Affiliate, has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer pension plan, which liability has not been fully paid as of the date hereof.

         4.20     Certain Relationships; Transactions with Management.
                  ---------------------------------------------------

                  (a) Section 4.20 of the Disclosure Schedule accurately describes all relationships among the directors, the officers and the shareholders of the Company.

                  (b) Except as described in Section 4.20 of the Disclosure Schedule, the Company is not a party to any contract, lease or commitment with any officer, director or shareholder (or any affiliate of any such officer, director or shareholder) of the Company, nor are there any loans outstanding to any of such persons (or any affiliate of any such person) from the Company.

                  (c) Neither the Company nor the Shareholders (and/or any member of their respective immediate families) has a financial interest (direct or indirect) in any competitor, supplier or customer of the Company.

         4.21     Adverse Agreements; No Adverse Change.
                  -------------------------------------

                  (a)      Except as disclosed in Section 4.21 of the Disclosure
                                                  ------------------------------
Schedule, the Company is not a party to or subject to any agreement or
--------
instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which adversely affects or, insofar as the Company can now foresee, may in the future adversely affect its business operations, prospects, properties, assets or conditions, financial or otherwise.

                  (b)      Except as disclosed in Section 4.21 of the Disclosure
                                                  ------------------------------
Schedule, there has not been any adverse change in, or development adversely
--------
affecting, the business, assets, financial position or results of operations of the Company (including, without limitation, any fire or other casualty loss to any of the assets of the Company) nor is the Company aware of any such adverse change or development which may occur in the future.

         4.22     Assets Relationship to Business of the Company. The assets
                  ----------------------------------------------
owned or leased by the Company constitute all of the properties and assets used or useful in or necessary to the conduct of the business and affairs of the Company and, as such, constitute all of the properties and assets necessary in order for the Buyer to conduct business operations subsequent to the Closing in the manner in which the same are presently conducted by the Company.

         4.23     Environmental Matters.
                  ---------------------

                  (a) The Company owns no real property. The Company leases office space for its operations as listed in Section 4.23 of the Disclosure
                                             ------------------------------
Schedule.
--------

                  (b) There are no outstanding notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings, administrative, civil, criminal, at law or in equity pending against Company and, to the best knowledge of the Company and Erbe, no investigation or review is pending or threatened against Company by any governmental entity with respect to any alleged violation of any federal, state or local environmental law, regulation, ordinance, standard, permit or order in connection with the conduct of the business of the Company.

                  (c) The Company has no actual knowledge of any violation by the Company of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), The Superfund Amendments and Reauthorization Act of 1986 ("SARA"), The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, the Toxic Substances Control Act and The Clean Air

Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other applicable environmental law, statute, rule, regulation or ordinance (all of the foregoing are hereinafter sometimes collectively referred to as the "Environmental Laws").

                  (d)      Except as otherwise disclosed in Section 4.23 of the
                                                            -------------------
Disclosure Schedule, neither the Company, nor any of its officers, employees,
-------------------
agents or independent contractors has arranged, by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport or disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended);

                  (e) To the best knowledge of the Company and Erbe, no predecessor of the Company has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for transport for the disposal or treatment of, any hazardous substances (as defined by CERCLA, as amended);

                  (f) The Company is neither an "owner" or "operator" of a "facility" as defined by CERCLA, as amended; and

                  (g)      Except as otherwise set forth in Section 4.23 of the
                                                            -------------------
Disclosure Schedule, the Company did not "own" or "operate" any "facility" at
-------------------
the time any hazardous substances were disposed of within the meaning of CERCLA, as amended.

                  (h) To the best of the Company's and Erbe's actual knowledge, without undertaking any investigation, no hazardous, toxic or polluting substances have been released, discharged or disposed of on property now or formerly owned or operated by Company. To the best of Company's and Erbe's actual knowledge, without undertaking any investigation, no PCBs, asbestos or urea formaldehyde insulation is present at any such property. The Company has not received from any federal, state or local environmental regulatory entity or third party requests for information, notice of claim, demand letters, or other notification that in connection with the conduct of the business, it is or may be potentially responsible with respect to any investigation or clean-up of hazardous substance releases at any sites.

                  (i) To the best of the Company's and Erbe's knowledge, no wastes generated by Company have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substance sites requiring investigation or clean-up.

         4.24     Books and Records. The books, records and work papers of the
                  -----------------
Company are complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial condition and results of operations of the Company set forth in the Financial Statements referred to in Section 4.5 hereof. The corporate record books of the Company have been duly and properly maintained, are in good order; complete, accurate, and up to date; and set forth all meetings and actions heretofore held and/or taken by the stockholders and/or directors of the Company.

         4.25     Improper Payments. Neither the Company (including any present
                  -----------------
or former officers, directors, employees or agents or other third party acting on behalf of the Company) have: (i) directly or indirectly, made or authorized to be made, any bribes, kickbacks or other payments of a similar nature, whether lawful or not, to any person or entity, public or private, regardless of the form thereof, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions to pay for favorable treatment for business secured or for special concessions already obtained or to otherwise attempt to influence any such person or entity to take or refrain from taking any action relating to the Company; (ii) paid, donated, leased or made available funds or property of any kind, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; (iii) made any loans, donations, or other disbursements, directly or indirectly, to officers or employees of the Company, so that contributions, donations, loans or payment could be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; or
(iv) maintained a bank account or other account of any kind, whether domestic or foreign, which account was not reflected in the corporate books and records or which account was not listed, titled or identified in the name of the Company.

         4.26     Use of Independent Contractors. The Company has not retained
                  ------------------------------
the services of any independent contractor or consultant for assignment to customers within the past three (3) years except as described on Section 4.26 of
                                                                 ---------------
the Disclosure Schedule.
-----------------------

         4.27     Other Information. None of the information and documents
                  -----------------
furnished or to be furnished by the Company to the Buyer or any of its representatives in connection with the execution, delivery and closing of this Agreement is or will be false or misleading, or contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements therein fair and accurate.

         IV.A.    SPECIAL REPRESENTATIONS AND WARRANTIES OF ERBE
                  ----------------------------------------------

         Erbe represents and warrants to COMFORCE that Erbe (i) has been offered an opportunity to review the documents that COMFORCE has filed with the Securities and Exchange Commission (the "SEC") during 1996; (ii) has been offered the opportunity to ask questions of appropriate officers of COMFORCE with respect to its business and affairs, and such officers have answered all such questions to Erbe's satisfaction; (iii) will acquire COMFORCE Stock thereunder for Erbe's own account for investment purposes and with no intention of resale other than in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws; (iv) has the requisite knowledge and experience in financial and business matters to be able to evaluate the merits and risks of an investment in the COMFORCE Stock; (v) is aware that the offer and sale of the COMFORCE Stock has not been registered under the Securities Act or any applicable state securities laws and that any COMFORCE Stock received under the Contingent Certificate will constitute "restricted securities" within the meaning of such term under Rule 144 of the Rules of the SEC ("Rule 144"), that the shares will be subject to the resale restrictions of Rule 144 (unless the shares are registered or another exemption from registration is available under the Securities Act), and that, if Erbe is at any time deemed to be an "affiliate" of COMFORCE, the COMFORCE Stock will be subject to the additional resale restrictions under Rule 144 applicable to affiliates; (vi) is aware that until any COMFORCE Stock received under the Contingent Certificate is registered under the Securities Act, Erbe may be unable to liquidate Erbe's investment in the shares despite a need to do so; and (vii) is aware that any certificate or certificates evidencing COMFORCE Stock issued under the Contingent Certificate will bear a customary legend relating to said restrictions.

V.  REPRESENTATIONS AND WARRANTIES OF THE BUYER
    -------------------------------------------

         The Buyer and COMFORCE jointly and severally represent and warrant to Erbe as follows:

         5.1      Organization; Good Standing; Power. The Buyer and COMFORCE are
                  ----------------------------------
respectively corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate their properties, to carry on their businesses as now being conducted and to enter into this Agreement and perform their obligations hereunder.

                  The copies of the Articles of Incorporation and Bylaws of the Buyer and COMFORCE, which have been delivered to the Company are complete and correct. The Buyer and COMFORCE are duly qualified to do business as foreign corporations and are in good standing in each of the jurisdictions in which the property owned, leased or operated by them or the nature of the business conducted by them after the consummation of the transaction contemplated hereunder makes such qualification necessary.

         5.2      Authority Relative to Agreement. The execution, delivery and
                  -------------------------------
performance of this Agreement, and the transactions contemplated hereby by the Buyer and COMFORCE, have been duly and effectively authorized and ratified by all necessary corporate action. This Agreement has been duly executed by Buyer and COMFORCE and is a valid, legally binding and enforceable obligation of Buyer and COMFORCE.

         5.3      Effect of Agreement. The execution, delivery and performance
                  -------------------
of this Agreement and the consummation of the transactions contemplated hereby do not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association or other public authority; (ii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law applicable to the Buyer or COMFORCE; or (iii) conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of the Buyer or COMFORCE pursuant to any indenture, corporate charter, bylaw, indenture mortgage, deed of trust, lease, contract, agreement or other instrument or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Buyer or COMFORCE is a party, or by which the Buyer or COMFORCE or any of their assets or properties may be bound.

         5.4   Investment Intent. Buyer is acquiring the Purchase Shares for its
               -----------------
own account for investment and not with a view to or for sale in connection with any distribution thereof. Buyer acknowledges that the Purchase Shares have not been registered under the Securities Act, or the securities laws of any state and that the Stock may not be sold, transferred, or disposed of except in accordance with the provisions of the Securities Act, rules and regulations thereunder, and any applicable state or federal securities laws or applicable exemption therefrom.

VI.      TRANSACTIONS PRIOR TO THE CLOSING DATE
         --------------------------------------

         6.1      Access to Information; Customer Interviews.
                  ------------------------------------------

                  (a) Access to Information. The Company shall give to the
                      ---------------------
Buyer, its employees, counsel, accountants, engineers and other consultants and representatives, full access during normal business hours throughout the period prior to the Closing Date to the assets, books, contracts, commitments and records of the Company for such purposes as Buyer deems appropriate, including but not limited to testing of the assets provided the same does not unreasonably interfere with the Company's business, and will furnish to the Buyer during such period all such information concerning the affairs of the Company as the Buyer or its representatives may reasonably request. The Buyer shall use its best efforts to cause its representatives to hold in strict confidence all information so obtained from the Company and, if the transactions herein provided for are not consummated as contemplated herein, the Buyer will return all such data as the Company may reasonably request.

                  (b) Contact with Company Customers. The Company shall
                      ------------------------------
cooperate fully with Buyer in arranging meetings or telephone conferences with the Company's principal contacts at its customers that are designated by Buyer as customers that Buyer wishes to contact so that Buyer can, jointly with the Company, meet with an make good faith inquiries regarding the customers' satisfaction with the Company and the services or products the Company provides the customers and regarding the willingness of the customers to continue to order services or products, as the case may be, from the Company following the acquisition of the Company Common Stock by the Buyer.

         6.2      Conduct of the Company's Business Pending the Closing Date.
                  ----------------------------------------------------------
The Company hereby agrees that, except as otherwise provided in this Agreement, prior to the Closing Date it will:

                  (a) operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its best efforts to preserve its present business organization and reputation intact, keep available the services of its present officers and employees and preserve its present relationships and good will with persons having business dealings with it;

                  (b) maintain all of its properties in customary repair, order and condition, reasonable wear and use excepted, and maintain insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date hereof; and, in the event of a casualty, loss or damage to any of such properties prior to the Closing Date for which the Company is insured, the Company shall, at Buyer's option, either repair or replace such damaged property or transfer the proceeds of such insurance to the Buyer;

                  (c) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years; endeavor to comply with all laws and contractual obligations applicable to it and to the conduct of its business; and perform all of its obligations without default;

                  (d) use its best efforts to comply duly with all laws applicable to it and the conduct of its business;

                  (e) conduct its operations so as to comply with all Environmental Laws;

                  (f) make no amendment in its Articles of Incorporation or Bylaws; and enter or agree to enter into no merger or consolidation with, or sale of a significant amount of its assets to, any corporation or change the character of its business in any manner;

                  (g) make no change in the number of shares of its capital stock issued and outstanding; and grant or make no option, warrant or any other right to purchase or to convert any obligation into shares of its capital stock;

                  (h) declare, pay or make no dividend or other distribution or payment in respect of shares of the Company's capital stock; and purchase or redeem none of such shares and dispose of no evidence of indebtedness or other security of the Company;

                  (i) make or grant no general wage or salary increase or increase in compensation payable or to become payable to any employee, officer, director or agent; pay or provide for no bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, multi-employer pension, retirement or other similar payment or arrangement except in the ordinary course of administering existing plans referred to in Section 4.10 of the Disclosure Schedule; pay or provide for
                     ---------------------------------------
no unfunded pensions, not covered by any pension plan, other than the unfunded pensions, if any, referred to in Section 4.10 of the Disclosure Schedule and
                                 ---------------------------------------
enter into no employment or consulting agreement or sales agency with respect to the performance of personal services which is not terminable without liability by Company on thirty days notice or less.

                  (j) (i) incur or become subject to, or agree to incur or become subject to, no obligation or liability (contingent or otherwise), subject to the exceptions enumerated in Section 4.7 hereof; (ii) discharge or satisfy no lien or encumbrance and pay no obligation or liability (contingent or otherwise), subject to the exceptions enumerated in Section 4.7 hereof; (iii) mortgage, pledge or subject to lien, charge, security interest or any other encumbrance none of its assets or properties; (iv) sell, assign, transfer, convey, lease or otherwise dispose of, or agree to sell, assign, transfer, convey, lease or otherwise dispose of, none of its assets or properties, except for fair consideration in the ordinary course of business; (v) acquire or lease (other than a renewal of an existing lease in the ordinary course of business), or agree to acquire or lease (other than a renewal of an existing lease in the ordinary course of business, no material assets of property; (vi) cancel or compromise no debt or claim, except for adjustments or settlements made in the ordinary course of business; (vii) waive or release no rights; (viii) transfer or grant no rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, copyrights, or with respect to any know-how or Intellectual Property Rights; (ix) modify, change or terminate no existing license, lease, contract or other document referred to in Section 4.10 of the
                                                          -------------------
Disclosure Schedule; (x) make no capital expenditures and enter into no
-------------------
commitments therefor which, individually exceed $10,000; (xi) enter into no collective bargaining agreement and, through negotiation or otherwise, make no commitment or incur any liability to any labor organization; (xii) make no charitable contribution; (xiii) enter into no transaction and make or enter into no contract or commitment which by reason of its size or otherwise is not in the ordinary course of business; and (xiv) make no amendment or modification and waive no rights under the Ratcliff Agreement or the Escrow Agreement executed thereunder.

                  (k) make no change in the banking and safe deposit arrangements reflected in Section 4.10 of the Disclosure Schedule without prior
                          ---------------------------------------
written notice to the Buyer, giving the details of such change; and grant no powers of attorney, except as disclosed in writing to the Buyer;

                  (l) make no renovation of property involving any obligation on the part of the Company in excess of $10,000 in the aggregate;

                  (m)      make no change in its accounting procedures; and

               (o) use its best efforts not to permit any event to occur which would result in any of the Company's or Erbe's representations and warranties contained in this Agreement not being true and correct at and as of the time immediately after the occurrence of such transaction or event.

         6.3   Consents. The Company and Erbe agree that they shall use their
               --------
best efforts to obtain prior to the Closing Date all such consents, assignments, and approvals as may be required in order to enable them to perform their obligations hereunder, including, but not limited to, all consents and approvals required so that the Company may continue to enjoy after the Closing Date all rights and benefits presently enjoyed by it. It is expressly acknowledged and agreed by the Company and Erbe that Buyer intends to negotiate with the Company's bank lenders to obtain their consent to the transactions contemplated hereby. The Company, Erbe and the Buyer agree to jointly conduct such negotiations with such lenders for their consent to the transaction and such additional borrowings by Buyer as it deems appropriate to consummate this transaction.

         6.4   Key Employees. Erbe and the Company shall use their best efforts
               -------------
to assist the Buyer in obtaining employment agreements in form satisfactory to Buyer, the effectiveness of which shall be conditioned upon the Closing, between the Company and such employees of the Company as Buyer designates in writing to Erbe and the Company.

         6.5   Amendment of the Company's Articles.  The Company agrees to file
               -----------------------------------
the Amendment promptly after the date hereof.

VII.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY AND ERBE.
       -----------------------------------------------------------

         The obligations of the Company and Erbe under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

         7.1   Accuracy of Representations and Warranties. The representations
               ------------------------------------------
and warranties of the Buyer and COMFORCE herein contained shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, except as affected by the transactions contemplated hereby.

         7.2   Performance of Agreements. The Buyer and COMFORCE shall have
               -------------------------
performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         7.3   Officers' Certificate. Buyer and COMFORCE shall have furnished
               ---------------------
the Company with a certificate, dated as of the Closing Date, of their respective President or Vice President, to the effect that the Buyer and COMFORCE have fulfilled the conditions specified in Sections 7.1 and 7.2 hereof.

         7.4 Resolutions of Board of Directors. The Company and Erbe shall have
             ---------------------------------
received from the Buyer and COMFORCE a certified copy of the Resolutions of the Boards of Directors of the Buyer and COMFORCE approving this Agreement and authorizing the consummation of the transactions contemplated hereby.

         7.5 Opinion of Counsel for the Buyer. The Company and Erbe shall have
             --------------------------------
received an opinion of counsel for the Buyer and COMFORCE, dated the Closing Date, satisfactory in form and substance to the Company, Erbe and its counsel, to the effect that:

                  (a) The Buyer and COMFORCE are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate its property, to carry on its business and to enter into this Agreement and perform its obligations hereunder.

                  (b) The execution, delivery and performance of this Agreement by the Buyer and COMFORCE and the consummation of the transactions contemplated hereby have been duly and effectively authorized and ratified by all necessary corporate action on the part of the Buyer and COMFORCE and do not require the consent, approval or authorization of any person or public authority, do not violate, with or without the giving of notice and/or the passage of time, any provision of law now applicable to the Buyer and COMFORCE and do not conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer and COMFORCE pursuant to, any indenture, mortgage, deed of trust, lease, contract, agreement or other instrument known to such counsel, to which the Buyer and COMFORCE is a party or by which the Buyer or COMFORCE or any of its assets and properties may be bound and will not result in a violation of the Certificates of Incorporation or Bylaws of the Buyer and COMFORCE.

                  (c) This Agreement has been duly executed by the Buyer and COMFORCE and is the valid, legally binding and enforceable obligation of the Buyer and COMFORCE, except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency or other laws affecting creditors' rights or contractual obligations generally.

         7.6 Erbe Consulting Agreement. The Company shall have executed and
             -------------------------
delivered to Erbe a Consulting Agreement (the "Erbe Consulting Agreement") in the form attached hereto as Exhibit 7.6, which shall among other things terminate all prior employment agreements and arrangements between the Company and Erbe.

         7.7 Release of Personal Guaranties. Any personal guaranties of the
             ------------------------------
Shareholders relating to indebtedness of the Company shall have been released by the beneficiaries thereof or the obligations of the Company supported by the guaranties shall have been paid or shall on the Closing Date be paid in full.

VIII.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER
         ------------------------------------------------

         The obligations of the Buyer under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions.

         8.1 Accuracy of Representations and Warranties. The representations and
             ------------------------------------------
warranties of the Company herein contained shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except as affected by transactions contemplated hereby.

         8.2 Performance of Agreements. The Company shall have performed all
             -------------------------
obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         8.3 Officers' Certificate. The Company shall have furnished the Buyer
             ---------------------
with a certificate dated as of the Closing Date, of the President or Vice President of the Company, to the effect that the Company has fulfilled the conditions specified in Sections 8.1 and 8.2 hereof. Such certificate shall include a schedule which shall contain an update of the information disclosed in the Disclosure Shedule and a complete and correct list and description of the information specified in Section 4.10 as of a date not more than three (3) days prior to the Closing Date.

         8.4 Resolutions of Board of Directors. The Buyer shall have received
             ---------------------------------
from the Company a certified copy of the Resolutions of the Board of Directors of the Company approving this Agreement and authorizing the consummation of the transactions contemplated hereby.

         8.5 Opinion of Counsel for the Company and Erbe. The Buyer shall have
             -------------------------------------------
received an opinion of counsel for the Company and Erbe, dated the Closing Date, in form and substance satisfactory to the Buyer and its counsel, to the effect that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; the Company has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder; and the Company has all requisite corporate power and authority to own, lease and operate its properties as now owned, leased and operated, and to carry on its business as now being conducted.

                  (b) The statements made in Section 4.2(c) are correct.

                  (c) The execution, delivery and performance by the Company of this Agreement and the other documents as required hereby to be executed by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action on the part of the Company.

                  (d) The execution, delivery and performance of this Agreement by the Company and Erbe and the consummation of the transactions contemplated hereby do not require the consent, approval, authorization, license, order or permit of any person or public authority (except those consents, approvals, authorizations, licenses, orders and permits which have been duly obtained, specifying the same), do not violate, with or without the giving of notice or the passage of time, or both, any provision of law now applicable to the Company and do not conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the properties or assets of the Company or Erbe pursuant to, any corporate charter, bylaws, indenture, mortgage, deed of trust, lease, contract, agreement or other instrument, or any order, judgment, award, decree, statute, ordinance, regulation or any other restrictions of any kind or character, known to such counsel, to which the Company or Erbe is a party or by which the Company or Erbe or any of their respective assets or properties may be bound and will not result in a violation of the Company's Articles of Incorporation or Bylaws.

                  (e) This Agreement and the other documents the Company is required to execute hereunder have been duly executed by the Company and are the valid, legally binding and enforceable obligations of the Company, except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency or other laws affecting creditors' rights or contractual obligations generally.

                  (f) The Company Common Shares issued to Buyer are validly issued, fully paid and non-assessable.

                  (g) Upon delivery of the Purchase Shares as provided in the Agreement, Buyer will acquire good title thereto, free and clear of any Liens other than Liens created by Buyer.

                  (h) Erbe has the legal capacity to execute and deliver this Agreement and any other documents required to be executed and delivered by Erbe hereunder, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated thereby. This Agreement and the other documents required to be delivered by Erbe hereunder constitute the valid and legally binding obligations of Erbe, enforceable against Erbe in accordance with the respective terms of said agreements, except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency or other laws affecting creditors' rights or contractual obligations generally.

                  (i) Except as disclosed in Section 4.11 of the Disclosure
                                             ------------------------------
Schedule, to the knowledge of such counsel, without undertaking any
--------
investigation, there are no actions, suits or proceedings pending or, threatened against or affecting the Company at law or in equity or in admiralty, or before or by any United States, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, or instrumentality, nor does such counsel know of any facts which would provide a basis for any such action, suit or proceeding.

         8.6 Actual or Threatened Actions. There shall not be any actual or, in
             ----------------------------
the opinion of the Buyer, threatened action or proceeding by or before any court or other governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own, operate or control the Company or affect the right of the Company to own, operate or control its assets and business after the Closing Date.

         8.7 Material Changes. Prior to the Closing Date there shall be no
             ----------------
material adverse change in the Company's condition (financial or otherwise), assets, liabilities, or business, including, without limitation, a loss of any material amount of its business or any material customers or reasonable cause to believe that such a loss is probably within one (1) year after the Closing.

         8.8 Consents. All required consents shall have been received by the
             --------
Buyer including, but not limited to, all consents and approvals required to permit the Company to enjoy after the Closing Date all rights and benefits presently enjoyed by the Company, including without limitation, such consents and approvals as are required to avoid a default or event that, with the passage of time or giving of notice, will be a default under any agreement between the Company and its customers.

         8.9 Erbe Consulting Agreement.  Erbe shall have executed and delivered
             -------------------------
to the Company the Erbe Consulting Agreement.

         8.10 Satisfactory Completion of Due Diligence. Buyer shall not have
              ----------------------------------------
given the Company a notice within thirty (30) days after execution and delivery of this Agreement that, as a result of its due diligence investigation of the Company, Buyer, in its reasonable discretion, is terminating this Agreement (in which case, this Agreement shall thereupon be terminated), it being understood that in some instances Buyer and/or its counsel have not reviewed matters or documents disclosed in the Disclosure Schedule and that the Disclosure Schedule may be amended by the Company during the twenty (20) days following the date hereof due to the constraints in preparation of this Agreement. No such amendment shall be deemed to modify the representations and warranties herein until it is approved by Buyer in writing. Closing of the transactions contemplated by this Agreement shall constitute approval by Buyer of such amendments.

         8.11 Customer Interviews. Buyer, based on interviews conducted pursuant
              -------------------
to Section 6.1(b) hereof with such of the Company's customers as it designates, shall have ascertained to Buyer's reasonable satisfaction that the customers are satisfied with the services provided by the Company and intend, after the Closing Date, to continue to utilize the services of the Company at least consistent with levels and in a manner consistent in all material respects with, the customers' practices prior to the date hereof.

         8.12 Termination of Option.  Barbara L. Ratcliff shall have
              ---------------------
effectively terminated her option to purchase Common Stock of the Company by a document satisfactory to the Buyer in its reasonable discretion.

         8.13 Cancellation of Cash Payoff Notes. Barbara L. Ratcliff and Erbe
              ---------------------------------
shall have deposited with counsel for the Company or the Buyer, to be held in escrow pending funding, the Cash Payoff Notes, together with instructions to deliver the Cash Payoff Notes, marked canceled, to the Company upon confirmation that funds have been delivered in accordance with written payoff instructions of Ratcliff and Erbe.

         8.14 Minimum Net Worth. Net Equity (as defined herein) of the Company
              -----------------
at Closing, taking into account the transactions contemplated hereby (the "Pro Forma Net Equity"), shall be at least One Million Dollars ($1,000,000). For purposes of this Section, Net Equity shall mean the total assets less total liabilities of the Company, determined in accordance with generally accepted accounting principles applied on a basis consistent with the Company's past practices. At Closing, Erbe and the Company shall deliver to Buyer a balance sheet (the "Pre-Closing Balance Sheet") as of the last month ending at least fifteen (15) days prior to the Closing Date, a pro forma balance sheet (the "Pro Forma Balance Sheet") developed from the Pre-Closing Balance Sheet that gives effect to the transactions contemplated hereby on a pro forma basis and a certificate of Erbe and the Company (a) certifying that the representations and warranties set forth in Section 4.5 hereof regarding the Financial Statements are applicable to the Pre-Closing Balance Sheet, (b) setting forth any and all material changes to the Net Equity of the Company occurring since the date of the Pre-Closing Balance Sheet, and (c) certifying that the Pro Forma Net Equity of the Company as of the Closing Date is at least One Million Dollars ($1,000,000).

         8.15 Nine Month Audit. A nationally-recognized firm of independent
              ----------------
public accountants satisfactory to Buyer shall have performed an audit of a balance sheet of the Company as of September 30, 1996 and of related financial statements for the nine month period ending as of said date (the "Nine Month Statements"), which statements shall be delivered to Buyer on or before November 15, 1996 and which statements (a) shall include an unqualified opinion of said accounting firm, (b) shall confirm that there has been no material adverse change to the business or operations of the Company since the Balance Sheet Date, (c) shall not reveal that any representation or warranty of the Company or Erbe contained herein is false, and (d) shall not result in any material adjustments being made to any prior Financial Statements. Upon delivery of the Nine Month Statements to Buyer, those statements shall be deemed to be Financial Statements for purposes of this Agreement.

IX.      NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         -----------------------------------------------------
         INDEMNIFICATION
         ---------------

         9.1 Events of Default. A breach of any representation or warranty by
             -----------------
the Company, Erbe or the Buyer, or a breach as a result of the failure of the Company, Erbe or the Buyer to perform any of their covenants and obligations under this Agreement, shall be considered a default hereunder giving rise to the indemnification set forth in
Section 9.3 and Section 9.4 hereof.

         9.2 Survival of Representations, Etc. All representations, warranties
             --------------------------------
and agreements made by the Company, Erbe and the Buyer in this Agreement or in any exhibit, certificate, document or instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, and the remedies of the Buyer and Erbe with respect thereto, shall survive the Closing hereunder for the following periods:

                  (a) With respect to the representations and warranties of the Company and Erbe as contained in this Agreement and all related documents, any claim arising thereunder must be brought within a period of three (3) years following the Closing Date.

                  (b) With respect to the representations and warranties of the Company and Erbe as to federal, state and other taxes and the Environmental Laws any claim arising thereunder must be brought within thirty (30) days after the expiration of the period of the applicable statutes of limitation, including any extensions thereof.

                  (c) With respect to the representations, warranties and agreements of the Buyer and COMFORCE as contained herein and all related documents, any claim arising thereunder must be brought by Erbe within a period of three (3) years following the Closing Date, except that the representations, warranties, and agreements of Buyer and COMFORCE contained in the Contingent Certificate shall continue for a period of three (3) years after the issuance of shares of COMFORCE Stock pursuant to the Contingent Certificate.

         9.3 Indemnification to the Buyer.  Erbe agrees to indemnify and hold
             ----------------------------
the Buyer harmless against and in respect of:

                  (a) two-thirds (2/3) of all obligations and liabilities of the Company, whether accrued, absolute, fixed, contingent or otherwise, not set forth in the Balance Sheet or disclosed in the Disclosure Schedule of this Agreement of which they are aware or should reasonably be aware;

                  (b) two-thirds (2/3) of any loss, liability or damage suffered or incurred by the Buyer because of a breach of any obligation of the Company or Erbe incurred under this Agreement, or because any representation or warranty by the Company or Erbe contained herein, in any document furnished or required to be furnished pursuant to this Agreement by the Company or Erbe or any of their representatives to the Buyer or any of its representatives, or any documents furnished to the Buyer in connection with the closing hereunder, shall be false as of the Closing Date; provided, however, that Erbe shall be liable for all of any such loss, liability or damage suffered as a result of a breach of the representations and warranties contained in

Section 4.2(c) or Article IV.A., or to the extent they relate to the shares of Company Common Stock of Erbe, in Section 4.9(a); and

                  (c) two-thirds (2/3) of all reasonable costs and expenses (including accounting and attorneys' fees) incurred by the Buyer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against it in this Section 9.3.

         9.4 Indemnification to Erbe.  The Buyer and COMFORCE, jointly and
             -----------------------
severally, agree to indemnify and hold Erbe harmless against and in respect of:

                  (a) any loss, liability or damage suffered or incurred by Erbe because of a breach of any obligation of the Buyer or COMFORCE incurred under this Agreement, or because any representation or warranty by the Buyer or COMFORCE contained herein, in any document furnished or required to be furnished pursuant to this Agreement by the Buyer or COMFORCE or any of their representatives to Erbe or any of their representatives, or any documents furnished to the Buyer in connection with the closing hereunder, shall be false as of the Closing Date; and

                  (b) all reasonable costs and expenses (including accounting and attorneys' fees) incurred by Erbe in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against it in this Section 9.4.

         9.5 Representation, Cooperation and Settlement.
             ------------------------------------------

                  (a) Any party claiming a right to indemnification hereunder (the "Indemnified Party") shall give prompt written notice to the party from which the indemnification is sought (the "Indemnifying Party") of any claim against the Indemnified Party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreement contained in Section 9.3 or Section 9.4 hereof, stating the nature and basis of the first-mentioned claim and the amount thereof. No failure to give such notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is prejudiced by such failure.

                  (b) The Indemnified Party shall have full responsibility and authority with respect to the disposition of any action, suit or proceeding brought against it. In the event any action, suit or proceeding is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the indemnity agreements contained in Section 9.3 or 9.4 hereof, however, the Indemnifying Party shall have the right, without prejudice to the Indemnified Party's rights under this Agreement, at the Indemnifying Party's sole expense, to be represented by counsel of its own choosing and with whom counsel for the Indemnified Party shall confer in connection with the defense of any such action, suit, or proceeding. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

         9.6 Limits on Indemnification. Notwithstanding anything to the contrary
             -------------------------
contained in this Agreement (a) Erbe shall not be liable for any claim for indemnification or contribution pursuant to Section 9.3 unless and until the aggregate amount of indemnifiable losses payable by Erbe in the aggregate equals or exceeds $100,000, in which event Erbe shall be liable for the excess of the total amount payable under Section 9.3 over $100,000 and (b) in no event shall Erbe be liable for aggregate losses under Section 9.3, in excess of the aggregate amount of consideration received by Erbe hereunder and under the Contingent Certificate and as a result of any distributions made pursuant to
Section 2.5 hereof.

X.       REGISTRATION RIGHTS
         -------------------

                  (a) COMFORCE promptly, but in any event within thirty (30) days after each issuance of COMFORCE Stock under the Contingent Certificate, will prepare and file with the SEC a Registration Statement on Form S-3 or on such other form as may be required by the SEC (the "Form S-3") for the purpose of registering under the Securities Act such number of the shares of COMFORCE Stock received by Erbe under the Contingent Certificate together with any additional shares of COMFORCE Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of COMFORCE Stock (together, the "Registrable Shares"), as he indicates that he may wish to sell from time to time in non- underwritten offerings within two years after the purchase of the shares of COMFORCE Stock as a result of the exercise. At the option of COMFORCE, the Form S-3 may include shares of COMFORCE Stock held by other parties. Erbe will supply to COMFORCE such information concerning himself and his intentions with respect to the sale of the COMFORCE Stock as is necessary for inclusion in the Form S-3. COMFORCE will use its best efforts to cause the Form S-3 to become effective as soon as possible after it is filed.

                  (b) COMFORCE will use its best efforts to keep the Form S-3 continuously in effect for a period of up to two years from the date on which it become effective by means of filing Forms 10-K, 10-Q and 8-K and annual reports under the Securities Exchange Act of 1934 (the "1934 Act") and/or by amendment of the Prospectus included in the Form S-3 (the "Prospectus"), or if earlier, until Erbe has completed the sale of such of the Registrable Shares as Erbe desires to sell. COMFORCE will advise Erbe if, at any time during such two-year period, sales by means of the Prospectus must be suspended pending the filing of additional documents under the 1934 Act and/or amendment of the Prospectus. Erbe understands that there may be periods of time within such two-year period when it is in the best interests of Company and its stockholders to defer disclosure of pending corporate transactions until they have reached a more advanced stage and that during such periods sales of the Registrable Shares by means of the Prospectus will have to be suspended.

                  (c) If the proposed manner of sale of the shares of COMFORCE Stock shall require that COMFORCE register or qualify such shares for sale under state securities or blue sky laws, COMFORCE will use its best efforts to effect such registration or qualification; provided, however, that COMFORCE shall not be required to qualify generally to do business, subject itself to general taxation or general consent to service of process in any jurisdiction where it would not otherwise be required to do so but for this subsection (c).

                  (d) COMFORCE will furnish to Erbe (a) two complete copies of the Form S-3, with all exhibits, (b) two copies of all documents incorporated by reference therein, and reasonable quantities of the Prospectus as amended from time to time.

                  (e) The Company will cause to be furnished to Erbe, upon his request made not more often than once per quarter, at the time of a disposition of the Registrable Shares, an opinion of counsel for the Company (which opinion shall be in form reasonably satisfactory to the Erbe and its counsel) to the effect that a registration statement covering the offering of such Registrable Shares has been filed with the SEC under the Securities Act and has been made effective by order of the SEC, that a prospectus complying as to form with the requirements of the Securities Act is available for delivery, that no stop order has been issued by the SEC suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated, and that the securities included in the offering covered by such registration statement have been registered or qualified, or exempted from such registration or qualification, under the securities or blue sky laws of each state in which the Company has been required to register or qualify such Registrable Shares as contemplated to this Article X.

                  (f) The Company will notify Erbe and its counsel promptly after the Company receives notice that any registration statement, supplement or amendment has become effective, any registration statement is required to be amended or supplemented, or any stop order with respect thereto has been issued.

                  (g) Erbe shall be responsible for notifying brokers through whom sales of the Registrable Shares are effected by means of the Form S-3 that such shares have been registered on Form S-3 and for supplying copies of the Prospectus to such brokers.

                  (h) All expenses incurred by COMFORCE in complying with subsections (a) through (d) above including, without limiting the generality of the foregoing, registration and filing fees, transfer agents' fees and expenses, fees and expenses of complying with state securities or blue sky laws and expenses of COMFORCE's attorneys and accountants, and printing expense, shall be paid by COMFORCE; provided, however, that all brokerage fees and commissions and underwriting discounts and commissions arising from the sale of the Registrable Shares by Erbe shall be borne by Erbe.

                  (i) In connection with the registration of any Registrable Shares under the Securities Act pursuant to this Agreement, COMFORCE shall indemnify and hold harmless Erbe, any broker or any other person acting on behalf of Erbe and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement contained in the Form S-3, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by COMFORCE of the Securities Act or state securities or blue sky laws applicable to COMFORCE and relating to action or inaction required of COMFORCE in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse Erbe, such broker or such other persons acting on behalf of Erbe and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that COMFORCE shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Form S-3, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to COMFORCE through an instrument duly executed by Erbe specifically for use in the preparation thereof.

                  (j) If the indemnification provided for in subsection (i) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (k) Erbe agrees to execute and deliver from time to time such customary lock-up letters relating to the COMFORCE Stock as any underwriter participating in an underwritten offering or proposed underwritten offering of securities of COMFORCE requires.


XI.      MISCELLANEOUS
         -------------

         11.1 Brokerage. The Company and Erbe represent and warrant to the Buyer
              ---------
that neither the Company nor Erbe has incurred any obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. The Buyer and COMFORCE represent and warrant to Erbe that neither the Buyer nor COMFORCE has incurred any obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. The Company and Erbe on the one hand and the Buyer and COMFORCE on the other agree to indemnify and hold the other harmless against and in respect of any such obligations or liabilities based in any way on agreements, arrangements or understandings claimed to have been made by it or them with any third party and not disclosed herein.

         11.2 Waivers and Amendment.
              ---------------------

                  (a) The Company and Erbe, on the one hand, or the Buyer and COMFORCE, on the other hand may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; and (iv) waive or modify performance of any of the obligations of the other.

                  (b) This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties hereto. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.3 Expenses. Whether or not the transactions contemplated by this
              --------
Agreement are consummated, the Buyer and COMFORCE shall pay the fees and expenses of their counsel, accountants, other experts and all other expenses incurred by it incident to the negotiation, preparation and execution of this Agreement, and the Company and Erbe shall pay any and all such fees and expenses incurred by the Company or Erbe incident to the negotiation, preparation and execution of this Agreement and the performance by the Company and Erbe of their obligations hereunder. Notwithstanding the foregoing, Buyer and COMFORCE agree that unless Buyer and COMFORCE terminate this Agreement because the Closing does not occur due to a default by the Company or Erbe of their respective obligations hereunder, Buyer and COMFORCE shall be responsible for and pay the fees paid or payable to the firm of independent public accountants in connection with the work done relating to issuance of the Nine Month Statements.

         11.4 Maintenance of Documents. Buyer agrees that it will preserve the
              ------------------------
books and records of Company and not permit their destruction or place them outside of Buyer's control for a period of seven (7) years after the date hereof without first giving Erbe a reasonable opportunity to obtain custody of such books and records. Buyer shall allow Erbe's representatives access to such books and records upon reasonable request and during normal business hours for examination and/or copying for legitimate purposes in connection with transactions occurring prior to the Closing Date.

         11.5 Occurrences of Conditions Precedent.  Each of the parties
                  -----------------------------------
hereto agrees to use its best efforts to cause all conditions precedent to its obligations under this Agreement to be satisfied.

         11.6 Termination by Mutual Consent.  This Agreement may be terminated
              -----------------------------
at any time prior to the Closing Date by mutual consent of Erbe and Buyer.

         11.7 Termination by Erbe. Provided neither Erbe nor the Company is in
              -------------------
default of any of their material representations, warranties, agreements or covenants under this Agreement, Erbe may terminate this Agreement by written notice to Buyer on the Closing Date if any condition to the performance of Erbe and the Company hereunder shall not be fulfilled on or before the Closing Date.

         11.8 Termination by Buyer. Provided it and COMFORCE are not in default
              --------------------
of any of their material representations, warranties, agreements and covenants under this Agreement, Buyer may terminate this Agreement by written notice to Erbe and the Company on the Closing Date if any condition to the performance of Buyer hereunder shall not be fulfilled on or before the Closing Date or prior to the Closing Date in accordance with the express provisions of Article VIII or if it has become apparent that any condition set forth in Article VIII cannot be satisfied on or before the Closing Date despite diligent effort by the Company and Erbe to satisfy said condition.

         11.9 Notices. All notices, requests, demands and other communications
              -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by fax, recognized overnight delivery service, or registered or certified mail, return receipt requested, postage prepaid:

                  (a)      If to the Company or Erbe, to:

                                    Rho Company, Inc.
                                    4002 - 148 Street N.E.
                                    Redmond, WA  98052
                                    FAX No.:

                                    J. Scott Erbe

                                    7701 NE 8th
                                    Medina, WA  98039
                                    FAX No.:

                           with a copy to:

                                    Miller, Nash, Wiener, Hager & Carlsen
                                    4400 Two Union Square
                                    601 Union Street
                                    Seattle, WA  98101
                                    Attention: James R. Dickens, Esq.
                                    FAX No.: (206) 622-7485

                  (b)      If to the Buyer or COMFORCE, to:

                                    COMFORCE Corporation
                                    or COMFORCE Technical Services, Inc.
                                    2001 Marcus Avenue
                                    Lake Success, NY  11042
                                    FAX No.:

                           with a copy to:

                                    Doepken Keevican & Weiss
                                    37th Floor, USX Tower
                                    600 Grant Street
                                    Pittsburgh, PA  15219
                                    FAX No.: (412) 355-2609
                                    Attention:  David J. Hirsch, Esq.

or to such other address as any party shall have specified by notice in writing to the other.

         11.10 Integration Clause.  This Agreement and the Exhibits hereto
               ------------------
constitute the entire agreement between Buyer, COMFORCE, Erbe and Company with respect to the subject matter hereof.

         11.11 Binding Effect; Benefits.  This Agreement shall inure to the
               ------------------------
benefit of and be binding upon the parties hereto and their successors; nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.12 Non-assignability. This Agreement and any rights pursuant hereto
               -----------------
shall not be assignable by either party without the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights hereunder to another corporation that is directly or indirectly controlled by COMFORCE and may assign its rights hereunder to secure its obligations to parties providing loans or other credit facilities to Buyer or its affiliates. The responsibility of COMFORCE with respect to the issuance of the Contingent Certificate shall not be delegated without the prior written consent of Erbe.

         11.13 Applicable Law.  This Agreement and the legal relations between
               --------------
the parties hereto shall be governed by and in accordance with the laws of the State of Delaware.

         11.14 Section and Other Headings.  The section and other headings
               --------------------------
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         11.15 Counterparts. This agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed and delivered this Agreement as of the date first above written.

                                COMFORCE CORPORATION

                                By:           /s/ Christopher P. Franco
                                -----------------------------------------------
                                Name:            Christopher P. Franco
                                --------------------------------------------
                                Title:          Executive Vice President
                                --------------------------------------------

                                COMFORCE TECHNICAL SERVICES, INC.

                                By:           /s/ Christopher P. Franco
                                -----------------------------------------------
                                Name:            Christopher P. Franco
                                -----------------------------------------------
                                Title:          Executive Vice President
                                -----------------------------------------------

                                RHO COMPANY, INC.

                                By:           /s/ J.S. Erbe
                                -----------------------------------------------
                                Name:           J.S. Erbe
                                -----------------------------------------------
                                Title:          President
                                -----------------------------------------------

                                        /s/ J.S. Erbe
                                -----------------------------------------------
                                J. Scott Erbe